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                                                                    Exhibit 2.j

                                                 S&C Draft of February 16, 1999


                               CUSTODIAN AGREEMENT

                  This CUSTODIAN AGREEMENT dated as of February 17, 1999, by and between The Chase Manhattan Bank, a New York banking corporation (the "Custodian"), and Estee Lauder Automatic Common Exchange Security Trust II, a trust organized under the laws of the State of New York, under and by virtue of an Amended and Restated Trust Agreement, dated as of February 17, 1999 (the "Trust Agreement") (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust").

                               W I T N E S S E T H

                  WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury securities (the "Treasury Securities"), to enter into and hold a forward purchase contract (the "Contract") with an existing stockholder of The Estee Lauder Companies Inc. (the "Company"), and to issue $____ Trust Automatic Common Exchange Securities (the "Securities") in accordance with the terms and conditions of the Trust Agreement;

                  WHEREAS, the Trust desires to engage the services of the Custodian to perform certain custodial duties for the Trust; and

                  WHEREAS, the Custodian is qualified and willing to assume such duties, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

                  2. Appointment of Custodian; Transfer of Assets. The Trust hereby constitutes and appoints the Custodian, and

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the Custodian accepts such appointment, as custodian of all of the property, including but not limited to, the Contract, the Treasury Securities, any U.S. Government Securities delivered to the Trust in connection with an extension of the Exchange Date, the Temporary Investments, any cash and any other property at any time owned or held by the Trust (collectively, the "Assets"). The Trust hereby deposits the Assets with the Custodian and the Custodian hereby accepts such into its custody and the Trust shall deliver to the Custodian all of the Assets, including all monies, securities and other property received by the Trust at any time during the period of this Agreement, subject to the following terms and conditions. The Custodian hereby agrees that it shall hold the Assets in a segregated custody account, separate and distinct from all other accounts, in accordance with Section 17(f) of, and in such manner as shall constitute the segregation and holding in trust within the meaning of, the Investment Company Act and the rules and regulations thereunder. The Trustees authorize the Custodian, for any Assets held hereunder, to use the services of any United States securities depository permitted to perform such services for registered investment companies and their custodians under Rule 17f-4 under the Investment Company Act and which have been approved by the Trustees, including but not limited to, The Depository Trust Company and the Federal Reserve Book Entry System. The Custodian shall invest monies on deposit in such custody account in the Temporary Investments at the instruction of the Paying Agent in accordance with Section 3.5 of the Trust Agreement. Except as otherwise specifically provided in the Trust Agreement, the Custodian shall not have the power to sell, transfer or otherwise dispose of any Temporary Investments prior to the maturity thereof, or to acquire additional Temporary Investments. The Custodian shall hold any Temporary Investments to maturity and shall apply (or cause to be applied) the proceeds thereof paid upon maturity to the payment of the next succeeding Quarterly Distribution. All such Temporary Investments shall be selected by the Trustees from time to time or pursuant to standing instructions from the Trustees, and the Custodian shall have no liability to the Trust or any Holder or any other Person with respect to any such Temporary Investments.

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                  3. Asset Disposition; Examinations. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of the Assets, except pursuant to a written direction in accordance with paragraph 4 below and then only for the account of the Trust. The Assets shall be subject to no lien or charge of any kind in favor of the Custodian for itself or for any other Person claiming through the Custodian. The Custodian shall permit actual examination of the Assets by the Trust's independent public accountant at the end of each annual and semi-annual fiscal period of the Trust and at least one other time during the fiscal year of the Trust chosen by such independent public accountant and shall permit the inspection of the Assets by the Commission through its employees or agents during the normal business hours of the Custodian upon reasonable request.

                  4. Authorized Actions. The Custodian shall take such actions with respect to the Assets as directed in writing by the Trustees or by any officer of the Administrator or Paying Agent as may be received by the Custodian from time to time.

                  5. Custodian's Actions Taken In Good Faith. In connection with the performance of its duties under this Agreement, the Custodian shall be under no liability to the Trust or any Holder for any action taken in good faith in reliance on any paper, order, certification, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document, prima facie properly executed, or for the disposition of the Assets pursuant to the Trust Agreement or in respect of any action taken or suffered under the Trust Agreement in good faith, in accordance with an opinion of counsel or at the direction of the Trustees pursuant hereto; provided that this provision shall not protect the Custodian against any liability to which it would otherwise be subject by reason of its reckless disregard of its obligations and duties hereunder. In addition, the provisions of Section 9(a) of the Collateral Agreement shall apply, mutatis mutandis, to the Custodian in the performance of its duties hereunder as if it were the Collateral Agent acting under the Collateral Agreement. Notwithstanding any other provision of this Agreement, the Custodian shall under no


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circumstances be liable for any punitive, exemplary, indirect or consequential damages.

                  6. Trust Agreement Validity. The Custodian shall not be responsible for the validity or sufficiency of the Trust Agreement or the due execution thereof, or for the form, character, genuineness, sufficiency, value or validity of any of the Assets and the Custodian shall in no event assume or incur any liability, duty or obligation to any Holder or to the Trustees, other than as expressly provided for herein. The Custodian shall not be responsible for or in respect of the validity of any signature by or on behalf of the Trustees.

                  7. Litigation Obligations, Costs and Indemnity. The Custodian shall not be under any obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require, and any pecuniary costs of the Custodian from such actions shall be expenses which are reimbursable pursuant to paragraph 13 hereof.

                  8. Taxes; Trust Expenses. In no event shall the Custodian be personally liable for any taxes or other governmental charges imposed upon or in respect of the Assets or upon the monies, securities or other properties included therein. The Custodian shall be reimbursed and indemnified by the Trust for all such taxes and charges, for any tax or charge imposed against the Trust and for any expenses, including counsel fees, interest, penalties and additions to tax which the Custodian may sustain or incur with respect to such taxes or charges.

                  9. Custodian Resignation, Succession. (a) The Custodian may resign by executing an instrument in writing resigning as Custodian and delivering the same to the Trustees, not less than 60 days before the date specified in such instrument when, subject to clause (b) of this paragraph 9, such resignation is to take effect; provided, however, that no such resignation shall be effective unless a successor Custodian shall have been appointed and have accepted the duties of Custodian hereunder. Upon receiving


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such notice of resignation, the Trustees shall use their reasonable efforts promptly to appoint a successor Custodian in the manner and meeting the qualifications provided in the Trust Agreement, by written instrument or instruments delivered to the resigning Custodian and the successor Custodian.

                  (b) In case no successor Custodian shall have been appointed within 30 days after notice of resignation has been received by the Trustees, the resigning Custodian may forthwith apply to a court of competent jurisdiction for the appointment of a successor Custodian. Such court may thereupon, after such notice, if any, as it may deem proper and prescribed, appoint a successor Custodian.

                  10. Custodian Removal. The Trust may remove the Custodian upon 60 days' prior written notice to the Custodian and appoint a successor Custodian. In case at any time the Custodian shall not meet the requirements set forth in the Trust Agreement or shall become incapable of acting or if a court having jurisdiction shall enter a decree or order for relief in respect of the Custodian in an involuntary case, or the Custodian shall commence a voluntary case, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Custodian or for any substantial part of its property shall be appointed, or the Custodian shall make any general assignment for the benefit of creditors, or shall generally fail to pay its debts as they become due, the Trust may remove the Custodian immediately and appoint a successor Custodian. The termination of the Administration Agreement, the Collateral Agreement or the Paying Agent Agreement shall cause the removal of the Custodian simultaneously therewith.

                  11. Transfers to Successor Custodian. Upon the request of any successor Custodian, the Custodian hereunder shall, upon payment of all amounts due it, execute and deliver an instrument acknowledged by it transferring to such successor Custodian all the rights and powers of the resigning Custodian; and the resigning Custodian shall transfer, deliver and pay over to the successor Custodian the Assets at the time held by it hereunder, if any,

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together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning Custodian in the administration hereof as may be requested by the successor Custodian, and shall thereupon be discharged from all duties and responsibilities hereunder. Any resignation or removal of the Custodian shall become effective upon such acceptance of appointment by the successor Custodian. The indemnification of the resigning Custodian provided for hereunder shall survive any resignation, discharge or removal of the Custodian hereunder.

                  12. Custodian Merger, Consolidation. Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, shall be the successor Custodian hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement and provided further that the Trust has given its prior written consent to the Custodian with respect to any such merger, conversion or consolidation.

                  13. Compensation; Expenses. The Custodian shall receive compensation for performing the usual, ordinary, normal and recurring services under this Custodian Agreement and, with the prior written approval of the Trustees, reimbursement for any and all expenses and disbursements incurred hereunder, as provided in Section 3.1 of the Administration Agreement.

                  14. Section 17(f) Qualification. The Custodian hereby represents that it is qualified to act as a custodian under Section 17(f) of the Investment Company Act.

                  15. Custodian's Limited Liability. The Trust shall indemnify and hold the Custodian harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against

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it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information furnished to the Custodian by the Trust, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Custodian shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim arising from its willful misfeasance, bad faith or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. Neither the Federal Reserve Book Entry System nor The Depository Trust Company shall be deemed to be agents of the Custodian.

                  16. Rights of Set-Off; Banker's Lien. The Custodian hereby waives all rights of set-off or banker's lien it may have with respect to the Assets held by it as Custodian hereunder.

                  17. Termination. This Agreement shall terminate upon the earlier of the termination of the Trust or the appointment of a successor Custodian.

                  18. Choice of Law. This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of the State of New York shall govern the right of the parties hereto and the interpretation of the provisions hereof.

                  19. Notices. Any notice to be given to the Trust hereunder shall be in writing and shall be duly given if mailed or delivered to Estee Lauder Automatic Common Exchange Security Trust II, c/o Donald J. Puglisi, Managing Trustee, Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, and to the Custodian if mailed or delivered to The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention:
Collateral Management Services, or at such other address as shall be specified by the addressee to the other party hereto in writing.

                  20. No Third Party Beneficiaries. Nothing herein, express or implied, shall give to any Person, other than the Trustees, the Custodian and their respective

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successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

                  21. Amendments; Trust Agreement Changes; Waiver. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Trustees shall notify the Custodian of any change in the Trust Agreement prior to the effective date of any such change. Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  22. Counterparts. This Agreement may be signed in counterparts with all counterparts constituting one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Custodian Agreement to be duly executed as of the day and year first above written.

                                             ESTEE LAUDER AUTOMATIC COMMON
                                             EXCHANGE SECURITY TRUST II



                                             -------------------------
                                             William R. Latham, III,
                                               as Trustee



                                             -------------------------
                                             James B. O'Neill,
                                               as Trustee



                                             -------------------------
                                             Donald J. Puglisi,
                                               as Trustee


                                             THE CHASE MANHATTAN BANK
                                               as Custodian


                                             By
                                                ----------------------
                                                Name:
                                                Title: